Exhibit 4.2

                             SUPPLEMENTAL INDENTURE


         Supplemental indenture (this "Supplemental Indenture"), dated as of October 4, 2004, between Continental Global Group, Inc., a Delaware corporation (the "Company"), Continental Conveyor & Equipment Pty., Ltd., a corporation organized under the laws of Australia ("CCEP"), Continental ACE Pty., a corporation organized under the laws of Australia ("Continental ACE"), Goodman Conveyor Company, a Delaware corporation, Continental Conveyor & Equipment Company, a Delaware corporation, and Wells Fargo Bank, National Association (successor by consolidation to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of April 1, 1997 (as supplemented by the Supplemental Indenture, dated as of September 23, 1999, among CCEP and Continental ACE, each a subsidiary of the Company, and the Trustee), providing for the issuance of an aggregate principal amount of $120,000,000 of 11% Senior Notes due 2007 (the "Senior Notes");

         WHEREAS, pursuant to Section 9.02 of the Indenture, the Senior Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Senior Notes then outstanding (including, without limitation, consents obtained in connection with an exchange offer for the Senior Notes);

         WHEREAS, the Company has received the requisite consents required to amend the Senior Notes pursuant to Section 9.02 of the Indenture in connection with an exchange offer for all of its outstanding Senior Notes; and

         WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AMENDMENTS TO SENIOR NOTES.

                  (a) Article 3 (Redemption and Prepayment) of the Indenture is hereby amended by the deletion in its entirety of Section 3.09 (Repurchase Offers).

                  (b) Article 4 (Covenants) of the Indenture is hereby amended by the deletion of each of the following Sections in its entirety: 4.05 (Taxes), 4.06 (Stay, Extension and Usury Laws), 4.07 (Restricted Payments), 4.08 (Dividends and Other Payment Restrictions Affecting Subsidiaries), 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock), 4.10 (Asset Sales); 4.11 (Transactions with Affiliates), 4.12 (Liens), 4.13 (Sale and Leaseback Transactions), 4.14 (Offer to Purchase Upon Change of Control), 4.15 (Corporate Existence),
         4.16 (Limitation on Issuances of Capital Stock of Wholly Owned Subsidiaries), 4.17 (Business Activities), 4.18 (Additional Subsidiary Guarantees) and 4.19 (Payment for Consents).

                  (c) Article 5 (Successors) of the Indenture is hereby amended by the deletion in its entirety of Section 5.01 (Merger, Consolidation, or Sale of Assets).

                  (d) Article 6 (Defaults and Remedies) of the Indenture is hereby amended by the deletion in its entirety of Section 6.01 (Events of Default) and the substitution therefor of the following:

"SECTION 6.01     EVENTS OF DEFAULT.

                           Each of the following constitutes an "Event of
Default:"

                           (i) default for 30 days in the payment when due of
interest on, or Liquidated
Damages, if any, with respect to the Senior Notes;

                           (ii) default in payment when due of principal of or
premium, if any, on the Senior
Notes;

                           (iii) failure by the Company or any Subsidiary for 60
days after notice to comply
with its other agreements in this Indenture or the Senior Notes;

                           (iv) the Company, any of its Significant Subsidiaries
or any group of Subsidiaries
that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                                    (i)     commences a voluntary case,

                                    (ii)    consents to the entry of an order
                                            for relief against it in an
                                            involuntary case in which it is the
                                            debtor,

                                    (iii)   consents to the appointment of a
                                            Custodian of it or for all or
                                            substantially all of its property,

                                    (iv)    makes a general assignment for the
                                            benefit of its creditors, or

                                    (v)     admits in writing its inability
                                            generally to pay its debts as the
                                            same become due;

                           (v) a court of competent jurisdiction enters an order
or decree under any Bankruptcy Law that:

                                    (i)     is for relief against the Company,
                                            any of its Significant Subsidiaries
                                            or any group of Subsidiaries that,
                                            taken together, would constitute a
                                            Significant Subsidiary, in an
                                            involuntary case in which it is the
                                            debtor,

                                    (ii)    appoints a Custodian of the Company,
                                            any of its Significant Subsidiaries
                                            or any group of Subsidiaries that,
                                            taken together, would constitute a
                                            Significant Subsidiary, or for all
                                            or substantially all of the property
                                            of the Company, any of its
                                            Significant Subsidiaries or any
                                            group of Subsidiaries that taken,
                                            taken together, would constitute a
                                            Significant Subsidiary, or

                                    (iii)   orders the liquidation of the
                                            Company or any of its Subsidiaries,

         and the order or decree contemplated in clauses (i), (ii) or (iii), remains unstayed and in effect for 60 consecutive days; or

                  (vi) the termination of the Subsidiary Guarantee of any Subsidiary Guarantor for any reason not permitted by this Indenture, or the denial of any Person acting on behalf of any such Subsidiary Guarantor of its Obligations under any such Subsidiary Guarantee.

                  To the extent that the last day of the period referred to in clauses (i) or (iii) of the immediately preceding paragraph is not a Business Day, then the first Business Day following such day shall be deemed to be the last day of the period referred to in such clauses. Any "day" will be deemed to end as of 11:59 p.m., New York City time."

         3. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

         4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Company.




                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ____________               CONTINENTAL GLOBAL GROUP, INC.



                                  By:      _____________________________
                                           Name: Jimmy L. Dickinson
                                           Title: Vice President and CFO

Dated: ____________               CONTINENTAL CONVEYOR & EQUIPMENT PTY., LTD.



                                  By:      _____________________________
                                           Name: Jimmy L. Dickinson
                                           Title: Director

Dated: ____________               CONTINENTAL ACE PTY.



                                  By:      _____________________________
                                           Name: Jimmy L. Dickinson
                                           Title: Director

Dated: ____________               GOODMAN CONVEYOR COMPANY



                                  By:      _____________________________
                                           Name: Robert W. Hale
                                           Title: Director

Dated: ____________               CONTINENTAL CONVEYOR & EQUIPMENT COMPANY


                                  By:      _____________________________
                                           Name: Jimmy L. Dickinson
                                           Title: Vice President, Treasurer,
                                                  Secretary

Dated:  ____________              WELLS FARGO BANK, NATIONAL ASSOCIATION
                                     as Trustee



                                  By:      ____________________________
                                           Name:
                                           By: